                                                                   Exhibit 10.2

                         CONFIDENTIAL TREATMENT HAS BEEN [???????????????????] PORTIONS OF THIS EXHIBIT PURSUANT TO RULE [?????????] UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is made effective as of the 1st day of July, 1999, by and between Photogen, Inc., a Tennessee corporation ("COMPANY"), and Gerald L. Wolf, Ph.D., M.D. ("EMPLOYEE").

                                    RECITALS

         A. Employee has substantial experience in development of medical devices, therapeutic procedures, and medical diagnostics; and

         B. Employee is the owner/inventor of certain intellectual properties; and

         C. The Company desires to retain Employee and Employee hereby agrees to serve in such capacity to assist it in various research projects, developing product inventions and related matters, as hereinafter provided; subject to the terms of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. The following terms have the meanings set forth below:

                  (a) "COMPETITIVE BUSINESS" means engaging in the research, development, sale, lease, marketing, financing or distribution of technology, products or services similar to or competitive with the Company's products or services in the Field anywhere in the world.

                  (b) "CONFIDENTIAL INFORMATION" means any and all information that has or could have value or utility to the Company or any of its affiliates, whether or not reduced to written or other tangible form and all copies thereof, relating to the Company's or its affiliates' private or proprietary matters, confidential matters or trade secrets (including information developed by or at the direction of Employee). For purposes of illustration, Confidential Information may be contained in various media, including, without limitation, records of research data and observations, records and results of preclinical and clinical trials, patent applications, regulatory filings, computer programs, manuals, plans, drawings, designs, specifications, supply and customer lists, internal financial data and other documents and records of the Company or its affiliates, whether or not labeled or identified as "Confidential," or information prepared in full or in part by Employee.

                  (i) Confidential Information includes, but is not limited to, the following: (A) the Company's Technical Information; (B) except to the extent publicly disclosed by the Company without any fault by Employee or any other person or entity, information relating to the Company's Patents; (C) business information, such as information concerning any products, customers, suppliers, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, acquisitions, strategic alliances or collaborations, expansions; and (D) other information relating to the Company's or any of its affiliates' business practices, strategies or policies.

                  (ii) Confidential Information does not include information that is or becomes generally known to the public or in the industry without any fault by Employee or any other person or entity, or if the Company ceases to have a legally protectable interest in it.

                  (c) "DEVELOPMENTS" means any and all Patents and Technical Information that during the Term of this Agreement and for twelve (12) months after termination (regardless of the reason for termination), Employee conceives, reduces to practice, discovers or makes, alone or with others (i) by use of the Company's equipment, facilities, Confidential Information, Technical Information, Research Materials or other intellectual property, through a Research Project sponsored or funded by the Company or otherwise at Company's expense; or (ii) which are directly or indirectly related to or result from the Employment Services.

                  (d) "FIELD" means the use of electromagnetic energy (including light generated by ultra fast lasers or other sources, x-rays and other sources of radiation), alone or in combination with photoactive compounds or targeting agents, to treat, diagnose or image human or animal tissue and/or disease.

                  (e) "PATENTS" means patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto.

                  (f) "RESEARCH MATERIALS" means and includes, without limitation, photoactive compounds, targeting agents, lasers, software and other materials provided to the Employee by the Company or used by the Employee in providing his Employment Services.

                  (g) "TECHNICAL INFORMATION" means technical information or other intellectual property (whether or not subject to patent or other registration with any governmental office), including research and development, methods, trade secrets, know-how, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, and specifications, including information relating to Patents.

         2.       EMPLOYMENT SERVICES.

                  (a) During the Term of this Agreement, Employee shall use his best efforts to and shall devote a minimum of 75% of his working time to competently and faithfully promote the Company's interests, develop the Company's products and to perform the following services (collectively, the "EMPLOYMENT SERVICES"):

                  (i) direct the scientific and medical activities for specific research projects mutually agreed to between the Company and Employee, including but not limited to the following: (A) sentinel lymph node mapping, (B) enhanced radiation therapy through the use of radiosensitizers,
(C) photodynamic therapy of deep tissue cancer, and (D) other research projects assigned by the Company (individually and collectively, "RESEARCH PROJECTS");

                  (ii) design, implement and complete certain experiments related to the Company's Research Projects;

                  (iii) develop new product inventions for the Company;

                  (iv) design and assist in human clinical trials undertaken by the Company;

                  (v) assist the Company in obtaining patent or other protection for any technologies developed by Employee and arising out of his Employment Services;

                  (vi) assist the Company in obtaining licenses to technologies developed by third parties;

                  (vii) assist Company in working with outside preclinical and clinical researchers and research organizations; and

                  (viii) perform such other duties assigned to Employee from time to time by the Company's Chief Executive Officer and/or Board of Directors.

                  (b) Employee will perform the Employment Services substantially in the Boston, Massachusetts area. Employee may also be required to travel from time to time to Knoxville, Tennessee and elsewhere as reasonably necessary to perform the Employment Services.

         3.       COMPENSATION.

                  (a) Company shall pay Employee an annual base gross salary as set forth in Exhibit A, payable in accordance with normal Company payroll procedures and subject to deductions and withholdings required by law or by agreement with Employee. Company will reimburse Employee for reasonable and necessary business expenses in accordance with Company's policies.

                  (b) Concurrently with the execution of this Agreement, Company and Employee will execute an Incentive Stock Option Award Agreement ("Award Agreement") providing for the Company to grant Employee a total of 750,000 options to acquire Company common stock, pursuant to Company's 1998 Long Term Incentive Compensation Plan. The options will vest in accordance with and in all other respects be subject to the provisions of the

Award Agreement.

                  (c) Employee will be eligible to participate in and receive benefits provided under Company's insurance and benefit plans as set forth on Exhibit A, in accordance with their respective provisions. Company reserves the right to amend all insurance and benefit plans at any time as necessary to accomplish Company's business objectives.

         4. COVENANTS AND REPRESENTATIONS. Employee represents and warrants to, and covenants with, the Company as follows:

                  (a) During the Term, Employee will render services (similar to the Employment Services or otherwise) in the Field only to the Company and will not enter into any other agreement, arrangement, understanding, or other relationship pursuant to which Employee is obligated to render advice and services in the Field to any third party, except to the extent set forth in paragraph 4(b), below.

                  (b) Employee is under no contractual or other obligation or restriction which is inconsistent with Employee's obligations under this Agreement or the performance of the Employment Services. Employee's pre-existing relationships with commercial, educational or other research institutions are listed in Exhibit B. Except for professorships at Massachusetts General Hospital/Harvard Medical School and Tufts University Veterinary School and affiliations as a consultant with Biovector Technologies, Inc., Employee will terminate all employment, consulting and similar affiliations with commercial entities in the Field. Employee may act as a consultant or member of a scientific advisory board working outside the Field. Employee will arrange to perform any responsibilities to third parties in a manner that will not conflict with Employee's responsibilities under this Agreement. Employee agrees to indemnify, defend and hold Company and its affiliates, directors, officers, employees and independent contractors harmless from all claim, allegation, loss, liability (including settlement payments), expenses (including reasonable attorneys' fees and expenses) any of them incurs that arise out of or relate to (i) any wrongful act or omission of Employee while he is engaged in such activities with third parties, or (ii) the acts or omissions of those third parties.

                  (c) The performance of the Employment Services does not and will not breach any agreement which obligates Employee to keep in confidence any confidential or proprietary information of any third party or to refrain from competing, directly or indirectly, with the business of any third party. Employee shall not disclose to Company or use in providing Employment Services hereunder any confidential or proprietary information of any third party.

                  (d) In performing the Employment Services, Employee shall comply with all legal and regulatory requirements established by the Food & Drug Administration and other applicable governmental authorities.

         5.       ROYALTIES.

                  (a) Exhibit C hereto is a correct and complete list of all royalties, development payments or similar compensation right to which Employee is entitled relating to any existing Patents and Technical Information in the Field of which the Employee is the joint or sole inventor, any licenses with respect to inventions in the Field to which Employee is a party (whether as licensee or licensor), and any agreements granting Employee development or similar rights with respect to Patents or Technical Information in the Field (collectively, the "ROYALTIES"). Employee represents and warrants to Company that he is the lawful owner of the Royalties listed on Exhibit C, free and clear of any liens, claims, security interests, restrictions, options or similar rights, or any other encumbrance, except as stated in Exhibit C.

                  (b) Employee agrees to use all of the Royalties (on an after-tax basis) to fund his purchase of common stock from Photogen Technologies, Inc. upon exercise of options granted pursuant to the Award Agreement. Employee will use all such Royalties for the purpose of effecting such exercises and purchases as soon as practicable after any part of such options vest in accordance with the Award Agreement.

         6.       OWNERSHIP OF DEVELOPMENTS

                  (a) Employee hereby assigns and transfers to the Company all of Employee's right, title and interest in and to all Developments for the Company's ownership and use without restriction or additional compensation. Employee agrees to sign and deliver to the Company (during and after the Term) other documents the Company considers necessary or desirable to evidence its ownership of Developments. All copyrightable works that are Developments, whether or not works made for hire (as defined in 17 U.S.C.
Section 101), shall be owned by the Company and it may file and own the same as the author throughout the world. If the Company is unable for any reason to secure Employee's signature on any document necessary or desirable to apply for, prosecute, obtain, or enforce any patent, trademark, service mark, copyright, or other right or protection relating to any Development, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents, as Employee's agent and attorney-in-fact to act for and in Employee's behalf, name and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, trademarks, service marks, copyrights, or other rights or protections with the same force and effect as if personally executed and delivered by Employee. Employee agrees that this power of attorney is irrevocable and is coupled with an interest and thereby survives Employee's death or disability.

                  (b) Employee shall keep and maintain complete written records of all Developments, Technical Information and of all work or investigations done or carried out by Employee. Employee agrees to promptly and fully disclose in writing to the Company's President, all Developments and Technical Information. These records shall be works made for hire, and shall remain the exclusive property of Company. Employee may keep one copy of these records in Employee's files during the Term of this Agreement solely for reference purposes; however, all originals of such records shall be turned over to the Company promptly and regularly and no less frequently than monthly.

         7.       CONFIDENTIALITY.

                  (a) The Company has developed and will develop Confidential Information over a substantial period of time and at substantial expense. The Confidential Information is of great importance to the Company's business. During the Term, Employee may develop, become aware of, or have access to the Confidential Information. Employee acknowledges the Company is and shall at all times remain the sole owner of the Confidential Information.

                  (b) During the Term and at all times thereafter, Employee will hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of Confidential Information for any purpose except for the benefit of the Company in the performance of the Employment Services, and then only in a manner consistent with the Company's instructions. Upon termination of the Term (regardless of the reason for termination), Employee will immediately return to the Company all tangible Confidential Information and any other material made or derived from Confidential Information, including information stored in electronic format and handwritten notes, which is in Employee's possession or control or which Employee delivered to others. Employee may disclose the Confidential Information to a governmental authority if required by law to do so or by order of a court of competent jurisdiction, provided that in either case such disclosure is subject to all applicable governmental or judicial protection available for like material, reasonable advance notice is given to the Company before any such disclosure is made and Employee cooperates with the Company to obtain such confidential protection.

                  (c) During the Term and thereafter, Employee shall exercise all commercially reasonable precautions to physically protect the integrity and confidentiality of the Confidential Information. Employee will not remove any Confidential Information or copies thereof from the Company's premises or the other places Employee is authorized to perform the Employment Services to the extent necessary to perform such Employment Services, and then only with the Company's prior written consent.

                  (d) Employee will comply with Company's policies concerning publication with respect to his work for the Company.

         8.       NONCOMPETITION; NONSOLICITATION.

                  (a) During the Term, and for 24 months after termination of the Term, the Employee agrees not to, directly or indirectly, (i) own, manage, control, participate in, consult with, be employed by, render services for, any person or entity engaged in a Competitive Business or in any manner or in any capacity (except as owner of 2% or less of stock of a publicly registered and traded entity) engage in any Competitive Business,
(ii) solicit, induce or attempt to influence any other person or entity to engage in any Competitive Business or to curtail or cease any business or business relationship with the Company, its affiliates, employees or independent contractors, (iii) solicit any other employee or independent contractor to terminate any employment or engagement with the Company and engage in a Competitive Business, or (iv) disparage the Company, its affiliates, employees, independent contractors or their services or products.

                  (b) The Company consents to Employee performing services for the entities listed in paragraph 4(b), provided that (i) Employee keeps the Company advised on a current basis of his activities for such other entities (or, to the extent Employee is unable to keep the Company advised because of a confidentiality agreement with such other entity, Employee will disclose as much information as possible without breaching the confidentiality agreement and seek the other entity's permission to make further limited disclosure to the Company), (ii) Employee strictly observes the confidentiality obligations in paragraph 7, above, and (iii) Employee uses his best efforts to assure that those other entities do not obtain any interest in Developments or the Company's Patents. Upon written notice by one party hereto to the other of a conflict situation, Employee and the Company will negotiate in good faith for a period of 30 days (or longer by mutual agreement) to modify Employee's responsibilities under this Agreement or to develop other protections and procedures to minimize the possibility of competitive conflict, the disclosure of Confidential Information and uncertainty as to the Company's ownership of Developments or the Company's Patents. If Employee and the Company are unable to agree on such modifications, either of them may terminate this Agreement upon written notice to the other.

         9.       TERM AND TERMINATION.

                  (a) Unless terminated earlier pursuant to paragraph 9(b) below, this Agreement shall be in effect for an initial term of three years beginning on the effective date hereof (the "INITIAL TERM"). This Agreement will be renewed for successive renewal terms lasting for one year (the "RENEWAL TERMS") unless one party notifies the other in writing at least fifteen (15) days prior to the beginning of any Renewal Term of its or his intention not to renew this Agreement. The Initial Term and any Subsequent Renewal Terms are collectively referred to as the "TERM."

                  (b) This Agreement and Employee's employment by the Company may be terminated before the expiration of any Term as follows:

                  (i)      By the Company in the event:

                           (1) Employee commits a material breach of this Agreement where such breach, if curable, is not remedied to the Company's reasonable satisfaction within thirty (30) days after written notice to Employee (and termination shall be effective as of the end of such 30-day period); or

                           (2) Employee is convicted for committing an act of fraud, embezzlement, theft or another act constituting a felony (and termination shall be effective upon written notice to Employee); or

                           (3) Employee dies or becomes mentally or physically disabled such that the Employee cannot, in the opinion of an independent physician selected by the Company, perform the Employment Services (with reasonable accommodation to the extent required by law) for a period of 12 months (and
                                    termination shall be effective on the date
                                    Employee dies or upon written notice the Company has determined he is disabled under the foregoing criteria);

                           in which case: (A) the Company shall pay Employee his base salary and any other amounts required by applicable law to be paid through the effective date of termination but the Company shall have no other obligations under this Agreement as of the effective date of the termination, and (B) the Company shall permit the Employee or his beneficiary to exercise vested options to acquire Company stock in accordance with and subject to the Award Agreement.

                  (ii) By the Company in the event the Company is dissatisfied in its reasonable judgment with the Employee's performance of the Employment Services or the results thereof which, if curable, are not remedied to the Company's reasonable satisfaction within sixty (60) days after specific written notice thereof has been delivered to the Employee (and termination shall be effective as of the end of such 60-day period); in which case the Company shall:

                           (1) Pay the Employee a severance payment in 12 monthly installments equal to the amount of gross salary the Employee would have received for 12 months following termination if Employee remained employed by the Company,

                           (2) Continue (or pay the cost of premiums to continue) for 12 months the Employee's coverage under the medical and dental insurance programs Employee participated in immediately prior to termination,

                           (3) Permit the Employee or his beneficiary to exercise vested options to acquire Company stock in accordance with and subject to the Award Agreement, and

                           (4) Pay Employee a royalty of [****] of the Company's Net Sales Price on U.S. Patent Nos. [****] and [****] and related foreign patents pursuant to the terms of Exhibit D hereto.

                  (iii) By the Employee, provided the Employee shall give the Company at least 60 days prior written notice thereof (and termination shall be effective as of the end of such 60-

-----------------------
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR
       CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

day or longer period); in which case (A) the Company shall pay Employee his base salary and any other amounts required by applicable law to be paid through the effective date of termination but the Company shall have no other obligations under this Agreement as of the effective date of the termination, and (B) the Company shall permit the Employee to exercise vested options to acquire Company stock in accordance with and subject to the Award Agreement.

                  (c) The Company's President shall have the authority to exercise the Company's right to terminate the Employee's employment pursuant to paragraphs 1(b)(i) and 1(b)(ii), above. If the Employee disagrees with the President's decision, the Employee shall notify the Company's Chairman of the Board in writing (a "NOTICE OF OBJECTION") within 10 days of the effective date of termination. Promptly upon receipt of the Employee's Notice of Objection, the Chairman shall convene a special meeting of the Board of Directors to be held within 20 days of the Chairman's receipt of the Notice of Objection, for the purpose of reviewing the decision of the President. In connection with the special Board meeting, the Employee may submit a reasonable amount of written materials and may make an oral presentation to the directors lasting not more than three hours (which can be extended by the Board for good cause). Promptly after the Employee's presentation, the Board will meet in executive session. With the approval of the Board (other than the President) the President may participate in discussions during the executive session and may be counted to determine the presence of a quorum, but he may not vote. Unless the Board ratifies and confirms the President's decision concerning the Employee's termination by a vote of two-thirds of the directors present, excluding the President, the termination shall not be effective and the Employee shall be reinstated as an employee under this Agreement. If the President's decision is ratified by such two-thirds vote, the termination shall be final and shall be effective as of the date originally determined by the President (and no options shall vest nor salary or benefits accrue during the notice and hearing procedures described in this paragraph 9(c)). The Board shall not issue findings of fact or an opinion in connection with its decision, and it shall be entitled to all of the rights and protections afforded directors acting in their capacities as such under the Nevada General Corporation Law.

                  (d) Notwithstanding anything to the contrary, the obligations under this Agreement which by their terms survive termination, including, without limitation, the applicable Royalties, Developments, Confidentiality, Noncompetition, and Nonsolicitation provisions of this Agreement as set forth in paragraphs 5, 6, 7 and 8 hereof, shall survive termination; and the representations and warranties, including without limitation the provisions of paragraph 4 hereof, shall survive termination. Upon termination, and in any case upon the Company's request, Employee shall return immediately to the Company all Confidential Information and copies thereof and not retain any copies thereof.

         10.      MISCELLANEOUS.

                  (a) This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by Employee without the prior written consent of the Company. The Company may assign this Agreement to an affiliate of the Company or to an acquirer or successor in connection with the merger, consolidation, or sale of all or substantially all of its assets, and this Agreement shall inure to the benefit of the Company's assignee.

                  (b) This Agreement may not be amended or modified, or any provision hereof waived, except by a written instrument duly signed by both parties contemporaneously or after the date of this Agreement. This Agreement (together with the Award Agreement and the Agreement regarding certain conditions) constitutes the entire agreement between the parties concerning the subject matter hereof and thereof, and supersedes all prior written or oral negotiations, representations and agreements.

                  (c) The Employee acknowledges that a breach of paragraphs 5, 6, 7 or 8 would cause the Company and its affiliates irreparable harm. Accordingly, in the event of a breach or threatened breach by the Employee of any of the provisions of paragraphs 5, 6, 7 or 8, the Employee agrees that the Company shall be entitled to injunctive relief restraining the Employee and any individual or entity from participating in such breach or threatened breach. The Employee waives any provision of law requiring the Company to post a bond for any such injunctive relief. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for any breach or threatened breach of this Agreement.

                  (d) Any waiver of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or any other provision, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

                  (e) If any provision of this Agreement is deemed in a final order by a court of competent jurisdiction to be unenforceable or invalid, the enforceability and validity of all other provisions shall not be affected and that court shall modify the unenforceable or invalid provision to the extent necessary to render it enforceable and valid and that provision shall be enforced as modified. Employee agrees that the time period and scope of the covenants in paragraphs 6, 7 and 8 of this Agreement are reasonable and appropriate under the circumstances of the Company's business.

                  IN WITNESS WHEREOF, Employee and the President of the Company have signed this Agreement as of the Effective Date.


COMPANY                                       Address: 7327 Oak Ridge Highway
                                                       Suite B
Photogen, Inc.                                         Knoxville, TN  37931
                                                       Telephone: 423/769-4011
                                                       Telecopier: 423/769-4013
By: /S/John T. Smolik                                  E-mail:
   ---------------------------------                   smolik@photogen.com
       John T. Smolik, President

EMPLOYEE




By: /s/Gerald L. Wolf
   -----------------------------
      Gerald L. Wolf, Ph.D, M.D.

Address:     3 Gable Ridge Road
             Westborough, MA 01581-2216

             Telephone:_______________
             Telecopier:______________
             E-mail: _________________

                                    EXHIBIT A

                             TITLE AND COMPENSATION

Title:                     Medical Director

Gross Salary:              Starting salary of $190,000 per year.  Salary
                           subject to periodic review.

Bonus/Options:             Bonus will be available and paid at the discretion
                           of the Board or its Compensation Committee.

Benefits:                  Medical/Dental/Term Life Insurance
                           Long term disability insurance
                           Paid vacation (3 weeks)
                           Benefit programs will be developed and implemented as approved by the Board 401(k) salary deferral plan
                           (non-contributory by Company

                                    EXHIBIT B

                      EMPLOYEE'S PREEXISTING RELATIONSHIPS

                                                                                                        SUBJECT TO WRITTEN
                                                                                                             AGREEMENT
                                                                                                              (Y OR N)
                                                                                                         IF "YES" ATTACH A
                ENTITY                                  SUMMARY OF RELATIONSHIP                          COPY OF AGREEMENT
                                                                                                            (REDACTED AS
                                                                                                             NECESSARY)
[****]
























-----------------------
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR
       CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

                                    EXHIBIT C

                        EMPLOYEE'S INTELLECTUAL PROPERTY


                   DESCRIPTION                                              STATUS
[****]
















































-----------------------
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR
       CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

                                    EXHIBIT D

                              ROYALTY CALCULATIONS


                       TERMS OF [****] ROYALTY TO EMPLOYEE

                                 1. DEFINITIONS

                  1.1 The term "Accounting Period" shall mean each six month period ending June 30 and December 31 of each year.

                  1.2 The term "Affiliate" shall mean any corporation or other legal entity controlling, controlled by or under common control with, Company. The term "Control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

                  1.3 The term "First Commercial Sale" shall mean in each country the first sale of a Product by Company, its Affiliates or Sublicensees to a final customer who will be the end user of the Product.

                  1.4 The term "Net Sales Price" shall mean the Gross Sales Price as defined in (b) below actually received in cash by Company or any of its Affiliates or Sublicensees ("Sellers") for the sale or distribution of a Product to a final customer who will be the end user of the Product and is not an Affiliate or Sublicensee ("Customer"), less (to the extent appropriately documented) the following amounts actually paid out by Company, its Affiliate or Sublicensee or credited against the amounts received by them from the sale or distribution of a Product:

                  (a) credits and allowances for price adjustment, rejection, or return of Products previously sold;

                  (b) rebates, customary trade, quantity and cash discounts to purchasers and non-affiliated brokers' or agents' for commissions allowed and taken; provided, however, that such broker's or agent's commissions not to exceed 10%; and further, provided, that the term "non-affiliated brokers' or agents'" does not include distributors;

                  (c) amounts for transportation, insurance, handling or shipping charges to purchasers;

                  (d) taxes, duties and other governmental charges levied on or measured by the sale of Products, whether absorbed by a Seller or paid by the purchaser so long as a Seller's price

-----------------------
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR
       CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

                                                            EXHIBIT D CONTINUES

is reduced thereby, but not franchise or income taxes of any kind whatsoever;

                  (e) for any sale in which the United States government on the basis of its royalty-free license pursuant to 35 U.S.C. Section 202(c) to any Patent Rights requires that the Gross Sales Price of any Product subject to such Patent Rights, be reduced by the amount of such royalty owed Employee pursuant to paragraph 2.1, the amount of such royalty;

                  (f) the "Gross Sales Price" shall be the gross billing price of any Product sold in a bona fide sale to a bona fide Customer by a Seller. None of the Sellers shall sell any Product for consideration other than cash or a receivable payable in cash. Transfer of a Product within Company or between Company and an Affiliate or Sublicensee for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of this Exhibit D; in the case of such transfer the Gross Sales Price shall be based on sale of the Product by the transferee.

                  1.5 The term "Patent Rights" shall mean U.S. Patent Nos. 5,114,703 and 5,496,536 relating to percutaneous lymphography, or the equivalent of such patents issued in any foreign jurisdiction, together with the inventions described and or claimed therein. The term shall include any division or continuation or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. Patent Rights shall also include those claims in any continuation-in-part of the aforementioned patents which claim an invention described or claimed in said patents.

                  1.6 The term "Product" shall mean any article, device, composition, method or service, the manufacture, use, or sale of which, absent the licenses granted herein, would infringe a Valid Claim of any Patent Right.

                  1.7 The term "Sublicensee" shall mean any non-Affiliate third party licensed by Company or by an Affiliate to make, have made, use or sell any Product. As used in this Agreement, "Sublicensee" shall include any third party to whom Company has granted, directly or indirectly, the right to distribute a Product, provided that such third party has the responsibility in whole or in part for marketing and/or promotion of the Product within the territory for which such distribution rights are granted.

                  1.8 The term "Valid Claim" shall mean any claim of any Patent Right (i) that has not been finally rejected, (ii) that has not been declared invalid by a patent office or court of competent jurisdiction in any unappealed and unappealable decision or (iii) as to which patent protection has not expired.

                                   2. ROYALTY

                  2.1 Upon the occurrence of the condition specified in Section 9(b)(ii) of the Employment Agreement, Company shall pay Employee a royalty as follows: Beginning with the

                                                            EXHIBIT D CONTINUES

First Commercial Sale in any country, Company shall pay Employee a royalty of [****] of the Net Sales Price on all sales of Products by a Seller anywhere in the world so long as the Product, its manufacture, use or sale is covered by a Valid Claim of any Patent Right owned by or licensed exclusively to Company.

                  2.2 If a Seller sells any Product in a bona fide sale as a component of a combination of active functional elements, the Gross Sales Price of the Product shall be determined by multiplying the Gross Sales Price of the combination by the fraction A over A + B, in which "A" is the Gross Sales Price of the Product portion of the combination when sold separately during the Accounting Period in the country in which the sale was made, and "B" is the Gross Sales Price of the other active elements of the combination sold separately during said Accounting Period in said country. In the event that no separate sale of either such Product or active elements of the combination is made during said Accounting Period in said country, the Gross Sales Price of the Product shall be determined by multiplying the Gross Sales Price of such combination by the fraction C over C + D, in which "C" is the standard fully-absorbed cost of the Product portion of such combination, and "D" is the sum of the standard fully-absorbed costs of the other active elements component(s), such costs being arrived at using the standard accounting procedures of Company which will be in accord with United States generally accepted accounting principles.

                  2.3 If a Seller commercially uses or disposes of any Product by itself (as opposed to a use or disposition of the Product as a component of a combination of active functional elements) other than in a bona fide sale to a bona fide Customer, the Gross Sales Price hereunder shall be the price which would be then payable in an arm's length transaction with such a Customer. If a Seller commercially uses or disposes of any Product as a component of a combination of active functional elements other than in a bona fide sale to a bona fide Customer, the Gross Sales Price of the Product shall be determined in accordance with paragraph (c) above, using as the Gross Sales Price of the combination that price which would be then payable in an arm's length transaction. A "commercial use or disposition" of a Product does not include (i) the use of a Product for research, clinical testing or educational purposes for which no payment is made to or received by the Company or (ii) a disposition of a Product which, in the opinion of the Company, is damaged, obsolete or not usable for the purposes intended and for which no payment is made to or received by the Company.

                  2.4 In the event that the royalty paid to Employee is a significant factor in the return realized by Company so as to diminish Company's capability to respond to competitive pressures in the market, Employee agrees to consider a reasonable reduction in the royalty paid to Employee as to each such Product for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on Product and on analogous or competitive products, prices of competitive products, total prior sales by Company, and Company's expenditures in Product development.

-----------------------
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR
       CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED.

                                                            EXHIBIT D CONTINUES

                  2.5 The payments due under this Exhibit D shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the prime rate in effect at the Bank of Boston on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude Employee from exercising any other rights it may have as a consequence of the lateness of any payment.

                             3. REPORTS AND PAYMENTS

                  3.1 Company shall keep, and shall cause each of its Affiliates and Sublicensees, if any, to keep full and accurate books of accounts on both the cash and accrual basis, containing all particulars that may be necessary for the purpose of calculating all royalties payable to Employee. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection at reasonable times upon reasonable prior notice by Employee or its designee at Employee's expense for the purpose of verifying royalty statements or compliance with this Exhibit D.

                  3.2 In each year the amount of royalty due shall be calculated semiannually as of the end of each Accounting Period and shall be paid semiannually within the sixty (60) days next following such date, every such payment to be supported by the accounting prescribed in paragraph 6.3 and to be made in United States currency. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in The Wall Street Journal for the business day closest to the end of the applicable Accounting Period.

                  3.3 With each semiannual payment, Company shall deliver to Employee a full and accurate accounting to include the following information and such other reasonable additional information relevant to the calculation of royalty payments as may be requested by Employee from time to time:

                  (a) Quantity of each Product sold or leased (by country) by Company, and its Affiliates or Sublicensees;

                  (b) Total billings for each Product (by country);

                  (c) Names and addresses of all Sublicensees of Company; and

                  (d) Total royalties payable to Employee.